As filed with the Securities and Exchange Commission on August 24, 2004

Registration No. 333-73020

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM F-4

ON

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MESSER GRESHEIM HOLDING GMBH
(formerly Messer Griesheim Holding AG)

(Exact Name of Registrant as Specified in its charter)
Not Applicable
(Translation of registrant name into English)

Germany (State or other jurisdiction of incorporation or organization)	2810 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Koogstraat 10
25870 Norderfriedrichskoog
Germany
+49 6196 7760 331

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

CT Corporation System
1633 Broadway
New York, New York 10019
212-245-4107

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sarah Murphy
Freshfields Bruckhaus Deringer
65 Fleet Street
London EC4Y 1HS
United Kingdom
+44 20 7936 4000

Approximate date of commencement of proposed sale to the public: From time to time after the original effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or reinvestment plans, check the following box.
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If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following fox and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

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This Post-Effective Amendment confirms the withdrawal from registration of the 10.375% Senior Notes due 2011 that were registered for resale by Goldman Sachs & Co., Goldman Sachs International and other affiliates of the Goldman Sachs Group, Inc., under the Registration Statement. The Registrant has been advised by Goldman Sachs & Co. that in 2004 neither it nor any of its affiliates made any offers or sales of the Senior Notes due 2011; accordingly, the Registrant’s annual report for its fiscal year ended December 31, 2003 filed on Form 20-F was not incorporated by reference in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Suzbach, Germany, on August 24, 2004.

MESSER GRIESHEIM HOLDING GMBH
By:
/s/ Stefan Messer
Name:
Stefan Messer
Title:
Chief Executive Officer
By:
/s/ Harald Pinger
Name:
Harald Pinger
Title:
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Stefan Messer Stefan Messer	Chief Executive Officer	August 24, 2004
/s/ Harald Pinger Harald Pinger	Chief Financial Officer	August 24, 2004